EXHIBIT 2.1

THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT"), NOR REGISTERED UNDER ANY STATE SECURITIES LAW, AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 UNDER THE 1933 ACT.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

AGREEMENT FOR THE EXCHANGE OF COMMON STOCK

AGREEMENT (“Agreement”) made as of the 29th day of June, 2004, by and between Energy Producers Inc, a Nevada Corporation, (the “Company”), and Firecreek Petroleum, Inc., a Delaware corporation which includes its consolidated wholly owned subsidiary(ies) and interests, (“Firecreek”) and for the benefit of the individual shareholders (the "Firecreek Shareholders") who own all of the issued and outstanding shares of Firecreek as of the Closing Date (hereinafter defined).

In consideration of the mutual promises, covenants, and representations contained herein, and other good and valuable consideration,

THE PARTIES HERETO AGREE AS FOLLOWS:

1.

THE EXCHANGE.

a.

EXCHANGE OF SECURITIES. Subject to the terms and conditions of this Agreement, the Company agrees as of the “Closing Date” date, which shall be as of July 1, 2004, although fully accomplished on a later date as provided herein, to issue to the Firecreek Shareholders, pro-rata according to their percentage interests in common stock of Firecreek, Fourteen Million (14,000,000) of the Company’s $0.001 par value common restricted stock (“Common Shares”), plus an amount of 2,565,831 shares of the Company's new authorized Series A Preferred Stock (described in Section 5.a hereof) pursuant to Section 1.b below, in exchange for all the issued and outstanding common and preferred shares of Firecreek, its assets and liabilities, such that Firecreek (and through its 100% ownership thereof) Firecreek Petroleum Romania Srl, a Romanian limited liability company, and the assets and interests held thereby, shall become a one hundred percent (100%) wholly owned subsidiary of the Company. Additional authorization for and the issuance of new Series B preferred stock along with issuances of additional common stock, options/warrants are specified in section 1.c(i), 1c(ii), 1d(i) and 1d(ii) below.

b.

AUTHORIZATION OF SERIES A PREFERRED STOCK. Upon the filing of the amended Articles of Incorporation of the Company (the “Amended Articles of Incorporation”) there shall be authorized the Series A Preferred Stock described in Section 5.a hereof, which shall be issued in exchange for all of the preferred stock of Firecreek, and shall be additionally issued as security for borrowings of the Company or Firecreek in respect of the oilfields in Romania and Libya and the operations of Firecreek therein through October 31, 2004, and which shall be redeemed by the Company one year from the date of issuance to the holder thereof for the stated value thereof and accrued preferential dividends, or if not redeemed, with the option to each holder to elect for a thirty day period to exchange each share of Series A Preferred

Stock for one Common Share, or if not exchanged may continue to accrue preferential dividends until the Company either notices redemption or the Series A Preferred Stock automatically converts on the date two (2) years from the date of issuance in accordance with the conditions and terms specified in Section 5.a thereof.

c.

AUTHORIZATION OF SERIES B PREFERRED STOCK.

(i)

Upon the filing of the Amended Articles of Incorporation, there shall be authorized the Series B Preferred Stock described in Section 5.b hereof (shares thereof being convertible on a share-for-share basis for Common Shares in one year as described in Section 5.b).

(ii)

Upon or shortly after the Closing Date, pursuant to the majority consent of the Board of Directors of the Company, newly authorized shares of the Company’s Series B Preferred Stock will be issued in behalf of new and restructured Board of Director and Officer appointments, and Consultant and Advisory services to: John R. Taylor, 2,400,000 shares; William E. Merritt, 2,400,000 shares; George B. Faulder, 2,400,000; DAC Industries, Inc., 200,000 shares, Sergiu Caldararu, 100,000 shares; Dennis Alexander, 1,000,000 shares;  Gregg Fryett, 1,000,000 shares; and such other shares thereof as the Board of Directors by majority consent may then or thereafter approve.

d.

ISSUANCE OF ADDITIONAL COMMON SHARES, OPTIONS, WARRANTS.

(i)

Upon or shortly after the Closing Date, pursuant to the majority consent of the Board of Directors of the Company, as defined therein, additional Common Shares will be issued in behalf of new and restructured Board of Director and Officer appointments, Consultant and Advisory services, requiring the issuance of bonus awards of restricted stock and or other merger and exchange acquisition facilitation issuances or requirements to: John R. Taylor, 1,000,000 shares; William E. Merritt, 1,000,000 shares; George B. Faulder, 1,000,000 shares; Dennis Alexander, 1,000,000 shares; Gregg Fryett, 1,000,000 shares; Stuart Siller, 1,000,000 shares; and such other shares thereof as the Board of Directors by majority consent may then or thereafter approve.

(ii)

Upon or shortly after the Closing Date, pursuant to the majority consent of the Board of Directors of the Company, as defined therein, new (“Stock Option Agreements”) for Common Shares in the Company will be executed and delivered in a form substantially similar to that attached hereto on Appendix “E”, Stock Option Agreements, and to the following designees, carrying terms for an exercise price of $0.70 per share, exercisable after the expiration of six (6) months from the Closing Date of this Agreement and expiring three and one half (3.5) years thereafter. The Stock Option or Options will be issued as additional consideration and inducement in behalf of the new and restructured Board of Director and Officer appointments, Consultant and Advisory services, requiring the issuance of bonus awards of restricted stock and or other merger and exchange acquisition facilitation issuances or requirements to: John R. Taylor, 2,000,000 shares; William E. Merritt, 2,000,000 shares; George B. Faulder, 2,000,000; Dr. Mousa Hawamdah, 2,000,000 shares, Dennis Alexander, 2,000,000 shares; Gregg Fryett, 2,000,000 shares; Pete Fryett, 2,000,000 shares; Charles Alliban, 2,000,000 shares, and such other shares thereof as the Board of Directors by majority consent may then or thereafter approve. The remaining terms of the new stock option agreements will be determined by mutual consent of Gregg Fryett, Dennis Alexander, John R. Taylor, William E. Merritt and George B. Faulder prior to Closing Date.

e.

AUTHORIZATION OF NON-VOTING COMMON STOCK. Upon the filing of the amended Articles of Incorporation of the Company, there shall be authorized Non-Voting Common Stock described in Section 5.c hereof, which shall be used by the Board of Directors to reward, without dilution of the voting rights of holders of Common Shares, management and key employees of the Company who the Board of Directors of the Company determines have made contributions to the Company and are entitled to such shares of Non-Voting Common Stock.

f.

NO OTHER PREFERRED STOCK. Upon the filing of the Amended Articles of Incorporation of the Company, there shall be no preferred stock of the Company except for the Series A Preferred Stock and Series B Preferred Stock described herein, and all prior-authorized preferred stock shall be void.

g.

FINANCING REQUIREMENTS: The cash requirement of the Company/Firecreek post completion of the exchange acquisition herein for its planned Romanian and Libyan oil programs/operations is subject to the Company completing satisfactory formal engagement agreements/terms to fund deployment disbursements and associated work program requirements of $110,000,000 necessary in behalf of 1) the current Firecreek and the then Company/Firecreek’s baseline oil production sharing agreement and redevelopment programs whereby Firecreek technical, engineering and production staff make improvements to increase a currently producing 1054 well oilfield project in Romania, and 2) the current Firecreek’s and the then Company/Firecreek’s MOU (hereinafter defined) regarding the development and operational requirements for certain oilfields in Libya in final processes of gaining signature approvals. Funding requirements are expected to include reasonable provisions for and including corporate working capital, its regulatory requirements, maintenance of debt, and preservation of its assets.

h.

FUNDING CONTINGENCY:

(i)

The merger/exchange contemplated by this Agreement is conditioned upon and subject to receipt by Company of a funding commitment, for the benefit of Company and Firecreek, stating that $110,000,000 will be provided in funding to Company for the purpose of developing the oilfields in Romania and Libya in accordance with Firecreek’s agreements, understandings and contracts in Romania and Libya.

(ii)

The merger/exchange contemplated by this Agreement is conditioned upon and subject to the receipt by Company of a formal funding commitment (“Formal Funding Commitment”), on formal financing engagement terms acceptable to the unanimous approval of Dennis Alexander, Gregg Fryett, Stuart Siller, John R. Taylor and William E. Merritt. It is acknowledged Company has to-date provided a suitable and beneficial funding capability letter in the amount of $110,000,000 for the business purposes stated in subsection (i) above and elsewhere in this Agreement, to assist Firecreek efforts in Romania and Libya and in the pursuit of its business agenda in behalf of this Agreement. It is agreed that upon successful development of planned cash flow, the revenue stream will flow (A) as to Romania, from Firecreek Petroleum Romania Srl through to Firecreek and then to Company in accordance with the laws and regulations of Romania and the establishment of necessary reserves to fund operations, projected to be on a monthly basis but at least as often as permitted under the laws and regulations of Romania, and (B) as to Libya, from Firecreek to Company in accordance with the laws and regulations of Libya and the establishment of necessary reserves to fund operations, projected to be on a monthly basis but at least as often as permitted under the laws and regulations of Libya. Company will devote the financing received appropriately to meet the needs of operations in Romania and Libya, in accordance with contracts governing the associated oilfields and good industry oilfield development practices, with funds established and advanced pursuant to projected needs of oilfield development; and such financing shall not be used for other than customary administrative processes of day-to-day operations and satisfaction of requirements of the party or parties providing such financing.

(iii)

It is understood by the parties that the Formal Funding Commitment may state that it is subject to the following conditions being satisfied:

(A)

Receipt of a signed memorandum of understanding (“MOU”) with the National Oil Corporation (“NOC”) of Libya permitting Firecreek to evaluate the Antelat Field in Libya.

(B)

A written production sharing contract (“PSC”) between Firecreek and NOC on terms acceptable to the funding party.

(C)

Receipt of evidence of the establishment by Firecreek with the national oil company of Romania, Petrom, S.A. (“Petrom”) of the effective date for takeover of the Romanian oilfields under the operating agreement (“Operating Agreement” between Firecreek and Petrom.

(D)

The establishment of audit control acceptable to the funding party.

2.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to Firecreek Shareholders and Firecreek the following:

a.

ORGANIZATION.  The Company is a corporation duly organized, validly existing, under the laws of Nevada and has all necessary corporate powers to own properties and carry on a business, and is duly qualified to do business and is in good standing in Nevada. All actions taken by the incorporators, directors and shareholders of the Company have been valid and in accordance with the laws of the State of Nevada.

b.

CAPITAL. The authorized capital stock of Company as of the date of signing of this Agreement consists of 200,000,000 shares of common stock, $0.001 par value per share, and 50,000,000 shares of preferred stock, $0.001 par value per share, of which approximately 43,391,668 shares, are issued and outstanding, and of its preferred, no shares are currently issued and outstanding. Additionally not included in the above there are 23,400,000 security shares in an escrow pursuant to a financing agreement which are unconverted as of June 30, 2004, and, after effect of certain expiration dates there are 4,200,000 option/warrants remaining for shares of the Company’s common stock which upon payment of consideration would be fully paid and validly issued. Pending the option/warrant consideration, all outstanding shares are, and upon consummation of the merger hereby contemplated shall be, fully paid and nonassessable, free of liens, encumbrances, options, restrictions (with the exception of Rule 144 requirements) and legal or equitable rights of others not a party to this Agreement. Following and after the Closing Date and the matters to be accomplished post merger, there shall be, including the (Merger) shares set forth hereinabove, a total of approximately 63,391,668 Common Shares issued and outstanding, plus 23,400,000 security shares stated above, plus 2,565,831 shares of the Company’s newly authorized and issued Series A preferred stock; 9,500,000 shares of the Company’s newly authorized stated value Series B One Dollar ($1.00) per share convertible preferred stock; option/warrants for 16,000,000 Common Shares. Other than the obligations of the Company pursuant to the financing agreement and security shares stated above and underlying the convertible debentures therein, there shall be no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating Company to issue or to transfer from treasury any additional shares of its capital stock other than as expressly stated in APPENDIX A hereto. All of the shareholders of Company, to the best of Company’s knowledge and belief, have valid title to such shares and acquired their shares in a lawful transaction and in accordance with the laws of Nevada.

c.

FINANCIAL STATEMENTS. The financial statements of Company are being prepared in accordance with generally accepted accounting principles consistently followed by Company throughout the periods indicated, and fairly present the financial position of Company as of the date of the balance sheet and the financial statements, and the results of its operations for the periods indicated. Company to the best of its knowledge and belief is current in its filings with the Securities and Exchange Commission.

d.

ABSENCE OF CHANGES. The Company’s latest Form 10-QSB filing with the SEC was on May 18, 2004. There has been only positive development of the company from this time forward.

e.

LIABILITIES. The Company, to the best of its knowledge and belief, does not have any debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, other than as described in APPENDIX B hereto. The Company is not aware of any material pending, threatened or asserted claims, lawsuits or contingencies involving the Company or its common stock other than that listed in APPENDIX C attached hereto. There is no dispute of any kind between the Company and any third party, and to the best of the Company’s knowledge and belief no such dispute will exist as of Closing Date, other than as described in APPENDIX C hereto. As of the Closing Date, to the best of the Company’s knowledge and belief, Company will be free from any and all liabilities, liens, claims and/or commitments except those stated foregoing.

f.

ABILITY TO CARRY OUT OBLIGATIONS. The Company has the right, power, and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement by the Company and the performance by the Company of its obligations hereunder will not cause, constitute, or conflict with or result in (1) any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which Company or its shareholders are a party, or by which they may be bound, nor will any consents or authorizations of any party other than those hereto be required, (2) an event that would cause the Company to be liable to any party, or (3) an event that would result in the creation or imposition or any lien, charge or encumbrance on any asset of the Company or upon the securities of the Company to be acquired by Firecreek Shareholders accept those aforestated as referenced by appropriate appendix attached.

g.

FULL DISCLOSURE. To the best of the Company’s knowledge and belief, none of the representations and warranties made by the Company, or in any certificate or memorandum furnished or to be furnished by the Company, contains or will contain any untrue statement of a material fact, or omit any material fact the omission of which would be misleading.

h.

POWER OF ATTORNEY. No person holds a power of attorney from the Company.

i.

COMPLIANCE WITH LAWS. To the best of Company’s knowledge and belief, the Company has complied with, and is not in violation of any federal, state, or local statute, law, and/or regulation pertaining to the Company. To the best of the Company’s knowledge and belief, the Company has complied with all federal and state securities laws in connection with the issuance, sale and distribution of its securities.

j.

LITIGATION. To the best of the Company’s knowledge and belief, Company is not a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or pending governmental investigation other than described in APPENDIX C hereto. To the best knowledge of the Company, there is no basis for any such action or proceeding and no such action or proceeding is threatened against the Company and the Company is not subject to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality accept those if any stated foregoing.

k.

CONDUCT OF BUSINESS. Prior to the Closing Date, the Company shall conduct its business in the normal course, and shall not (1) sell, pledge, or assign any assets (2) amend its Articles of Incorporation or Bylaws other than for those purposes listed in this Agreement, (3) declare dividends, redeem or sell stock or other securities, (4) incur any liabilities (5) acquire or dispose of any assets, enter into any contract, guarantee obligations of any third party, or (6) enter into any other transaction, other than those granted in behalf of this Agreement as aforestated and contained herein or as mutually agreed by the Company and Firecreek/Firecreek Shareholders.

l.

DOCUMENTS. All minutes, consents or other documents pertaining to the Company to be delivered at the Closing (hereinafter defined) shall be valid and in accordance with the laws of the State of Nevada.

m.

EXPENSES. The Company will pay its reasonable share of all public notice costs, and Closing costs.

n.

TITLE. The shares of stock in the Company to be issued to Firecreek Shareholders and to holders of surrendered Stock Rights will be, at Closing, free and clear of all liens, security interests, pledges, charges, claims, encumbrances and restrictions of any kind, shall be issued pursuant to Regulation D, Section 506 and Section 4(2) of the 1933 Act and shall bear a Rule 144 legend. None of such shares are or will be subject to any voting trust or anti dilution agreement. No person holds or has the right to receive any proxy or similar instrument with respect to such shares, except as provided in this Agreement. The Company is not a party to any agreement which offers or grants to any person the right to purchase or acquire any of the securities to be issued to Firecreek Shareholders. There is no applicable local, state or federal law, rule, regulation, or decree which would, as a result of the issuance of shares to Firecreek Shareholders or holders of surrendered Stock Rights, impair, restrict or delay Firecreek Shareholders’ voting rights with respect to such shares.

o.

QUALIFICATIONS. The offer and exchange of shares pursuant to this Agreement shall be exempt from qualification under the California Corporate Securities Law of 1968, as amended. The Company is not now a California Corporation. All other authorizations, approvals or permits of any other governmental authority that are required in connection with the lawful issuance and sale of the shares shall have been duly obtained and shall be effective on and as of the Closing Date.

3.

 REPRESENTATIONS AND WARRANTIES OF FIRECREEK SHAREHOLDERS AND FIRECREEK. The Firecreek Shareholders and Firecreek represent and warrant to the Company the following:

a.

ORGANIZATION. Firecreek is a corporation duly organized, validly existing, and in good standing under the laws of Delaware, has all necessary corporate powers to own properties and carry on a business, and is duly qualified to do business and is in good standing in Delaware and has 100,000 shares of $0.005 par value common stock, and 25,659 shares of preferred stock with of par value $0.005 and stated value $100.00 per share, issued and outstanding, and no other stock or class thereof is issued and outstanding. All actions taken by the incorporators, directors and shareholders of Firecreek have been valid and in accordance with the laws of Delaware.

b.

GENERAL OBLIGATIONS. After the Closing Date, Firecreek Shareholders and Firecreek shall comply with applicable federal and state securities laws.

c.

LIABILITIES. Firecreek warrants that as of the Closing Date, its total liabilities have been converted to its Preferred Stock.

d.

COUNSEL. The Firecreek Shareholders and Firecreek represent and warrant that prior to Closing, they are represented by independent counsel or have had the opportunity to retain independent counsel to represent them in this transaction.

e.

AUTHORIZATIONS. All corporate action on the part of the Firecreek Shareholders and Firecreek necessary for the exchange of the Shares and the performance of their obligations hereunder has been taken or will be taken prior to the Closing Date. This Agreement when executed and delivered by the Firecreek Shareholders and Firecreek will constitute a valid and legally binding obligation of the Firecreek Shareholders and Firecreek, enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy laws or other similar laws affecting creditors' rights generally, and except insofar as the availability of equitable remedies may be limited.

f.

INTELLECTUAL PROPERTIES. Firecreek its subsidiary(ies) and divisions may now or in the future own or possess, or can acquire on commercially reasonable terms, adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, technology, software, know-how and trade secrets necessary to conduct the business now or proposed to be conducted by Firecreek, its subsidiary(ies) and divisions, and they have not received any notice of infringement of or conflict with (and knows of no such infringement of or conflict with) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights, technology, know-how or trade secrets that would result in a Material Adverse Effect; and, to the knowledge of the Firecreek Shareholders, Firecreek, its subsidiary(ies) and divisions the discoveries, inventions, products, services or processes used in the Firecreek, its subsidiary(ies) and divisional business do not, infringe or conflict with any right or patent of any third party, or any discovery, invention, product or process which is the subject of a patent application filed by any third party, which infringement or conflict would result in a Material Adverse Effect.

4.

RESTRICTIONS.

a.

INVESTMENT INTENT.

 The Firecreek Shareholders agree that the shares being issued pursuant to this Agreement may be sold, pledged, assigned, hypothecate or otherwise transferred, with or without consideration (a “Transfer”), only pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from registration under the 1933 Act, the availability of which is to be established to the satisfaction of Company.

b.

RESTRICTED SECURITIES. The Firecreek Shareholders and Firecreek understands common shares underlying this Agreement will be deemed as "restricted securities” under applicable U.S. federal and state securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that pursuant to these laws and applicable regulations, the Company must hold the Shares unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Firecreek Shareholders and Firecreek further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and on requirements relating to the Firecreek Shareholders and Firecreek which are outside of the Company’s control, and as to which the Company is under no obligation and may not be able to satisfy. In this connection, the Firecreek Shareholders and Firecreek represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

c.

LEGENDS. The Firecreek Shareholders understand that the Shares, and any securities issued in respect thereof or exchange therefor, may bear any of the following legends, as applicable:

(i)

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

(ii)

A legend applicable to any shares subject to the Voting Trust Agreement (hereinafter defined), evidencing such Voting Trust Agreement.

(iii)

Any legend required by the Blue Sky laws of any state to the extent such law is applicable to the shares represented by the certificate so legended.

5.

NEW SERIES PREFERRED STOCK.

a.

NEW SERIES A PREFERRED STOCK. New Series A Preferred Stock shall be authorized by the filing of the Amended Articles of Incorporation of the Company as follows:

(i)

DESIGNATION AND AMOUNT. The shares of Series A Preferred Stock series shall have a par value of one tenth of one ($0.001) cent per share and shall be designated as "Series A Preferred Stock." The number of shares constituting Series A Preferred Stock shall be twenty million (20,000,000) shares. The Company may issue fractional shares of Series A Preferred Stock. Each whole share of Series A Preferred Stock shall have a stated value of one ($1.00) dollar.

(ii)

RANK. Series A Preferred Stock shall, with respect to rights on liquidation, winding up and dissolution, rank senior to the Company's Common Shares and to the Company’s newly authorized Series B Preferred Stock.

(iii)

VOTING RIGHTS. Upon conversion during the initial conversion election period, or by the Automatic Conversion Date [as hereinafter defined in subsection (iv)] of Series A Preferred Stock into Common Shares of the Company, if the same occurs as provided in subsection (v) below, except as otherwise provided by law, holders of the Common Shares into which shares of Series A Preferred Stock shall have the right (then being holders of Common Shares) to vote for the election of directors of the Company and for all other purposes on parity with all other holders of Common Shares.

(iv)

REDEMPTION. Shares of Series A Preferred Stock issued by the Company may be initially redeemed by the Company upon the date one year from the date of issuance of such shares for an amount equal to the stated value thereof plus accrued preferential dividends thereon as provided in subsection (ix) below; provided that if a Redemption Notice (hereinafter Defined) is not given by the Company on or before such initial redemption date, the holder of such shares shall have thirty days thereafter in which to elect, as provided in subsection (v) below, to convert such shares into Common Shares on the basis of one share of Series A Preferred Stock for one Common Share which shall be effected within thirty days after receipt by the Company of such election notice; but if no such initial conversion notice election is received by the Company within such first thirty day period, such holder shall be deemed to have elected to continue holding such shares of Series A Preferred Stock, and to accrue preferential dividends thereon as provided in subsection (ix) below until such shares are either redeemed by the Company or if not redeemed by the Company then such shares of Series A Preferred Stock shall automatically then convert upon the date which is two years from the date of issuance (the "Automatic Conversion Date") into the LESSER OF 1) an equal dollar amount of the Company’s Common Shares for each share of the Series A Preferred Stock, based on the then average of the mean between the market closing bid and ask price of the Company’s Common Shares for the preceding ten (10) days prior to and through the Automatic Conversion date or 2) one share of the Company’s Common Shares for each share of Series A Preferred stock. To redeem issued shares of Series A Preferred Stock, the Company shall provide written notice to the holders of issued Series A Preferred Stock (the "Redemption Notice"), which shall contain the number of shares of Series A Preferred Stock to be redeemed and the purchase price per share. No later than five (5) days after delivery of the applicable Redemption Notice, the holders of Series A Preferred Stock affected by such Redemption Notice shall deliver their share certificates to the principal office of the Corporation, endorsed in blank or with separate stock powers, and, upon receipt of such share certificates, the Corporation shall deliver the full purchase price for such shares in funds that shall be immediately available to the holders via wire transfer or cashier's check.

(v)

PROPER EXERCISE OF CONVERSION RIGHTS. To convert shares of Series A Preferred Stock under any of the conditions stated in subsection (iv) above, including conditions stated for automatic conversion of the shares, the holder of shares thereof must surrender the certificate or certificates representing the shares to be converted, duly endorsed to the Company or in blank, at the principal office of the Company, and give written notice to the Company at such office that the holder has elected to 1) convert the shares based on the initial conversion notice, or 2) is surrendering the certificate or certificates representing the shares to be converted, and duly endorsed the Company or in blank, based on the automatic conversion being in effect.

(vi)

STOCK RECLASSIFICATIONS. If the Common Shares issuable upon a Conversion made as provided herein shall be changed into the same number of shares of any class or classes of stock by reclassification, then and in each such event, the holder of each share of Series A Preferred Stock shall have the right thereafter to convert such share into the kind of shares of stock and other securities and property receivable upon such reclassification or other change which such holder would have received had its shares of Series A Preferred Stock been converted immediately prior to such capital reclassification or other change.

(vii)

STOCK SPLITS, COMBINATIONS AND DIVIDENDS. If the Common Shares issuable upon a Conversion made as provided herein shall be changed into a different number of shares of any class or classes of stock, whether by stock split, stock dividend, or similar event, then such event shall have no effect on the number of Common Shares issuable upon conversion as provided, and in such event, the holder of each share of Series A Preferred Stock shall have the right thereafter to convert such shares into the amount of shares of stock and other securities and property receivable upon such capital change which such holder would have received had no such change occurred.

(viii)

LIQUIDATION PREFERENCE.

(A)

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, and before any distribution or payment shall be made to the holders of Common Shares or Series B Preferred Stock, the holders of Series A Preferred Stock shall be entitled to be paid out of the assets of the Company available for distribution to its shareholders an amount in cash equal to the stated value thereof for each share of Series A Preferred Stock outstanding along with imputed accrued preferential dividends as stated below (hereafter “Liquidation Preference”).

(B)

If the assets of the Company available for distribution to its shareholders are insufficient to pay the holders of shares of Series A Preferred Stock the full amount of the Liquidation Preference to which they are entitled, then the holders of such shares shall share ratably in any distribution of assets according to the amounts which would be payable with respect to the shares of Series A Preferred Stock held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full.

(C)

After the payment of the Liquidation Preference is made in full to the holders of the Series A Preferred Stock or the funds necessary for such payment have been set aside by the Company in a trust account for the holders of Series A Preferred Stock so as to be available for such payments, the holders of the Series A Preferred Stock shall be entitled to no further participation in the distribution of the assets of the Company, and the remaining assets of the Company legally available for distribution to its shareholders shall be distributed among the holders of the other classes or series of securities of the Company in accordance with their respective terms.

(ix)

PREFERENTIAL DIVIDENDS. Holders of shares of Series A Preferred Stock will be entitled to receive preferential dividends in cash, when and if dividends are declared by the Company's Board of Directors, at an annual rate of $.10 per share (an effective interest rate of 10% per annum). These dividends will accrue from the date of issuance until the shares are either redeemed or there is a Conversion as specified herein. So long as any of shares of Series A Preferred Stock remain outstanding, no dividends will be paid on common stock of the Company until all dividends owed on outstanding shares of Series A preferred stock of the Company have been paid or a reserve has been established for such payment to occur within one year from date of issuance of the Series A Preferred Stock. Accumulations of dividends on Series A Preferred Stock will not bear interest.

(x)

DIVIDENDS IF THERE IS A CONVERSION. Upon a Conversion of shares of Series A Preferred Stock into Common Shares upon the conditions, and in the manner, provided herein, the then converted holders of Series A Preferred Stock (then being holders of Common Shares) shall be entitled to participate with all holders of Common Shares with respect to the declaration, payment and setting apart of any dividend.

(xi)

TRANSFERABILITY. Except as otherwise provided by law, shares of Series A Preferred Stock shall not be transferable without the written consent of the Company.

b.

NEW SERIES B PREFERRED STOCK. New Series B Preferred Stock shall be authorized by the filing of the Amended Articles of Incorporation as follows:

(i)

DESIGNATION AND AMOUNT. The shares of Series B Preferred Stock series shall have a par value of one tenth of one ($0.001) cent per share and shall be designated as "Series B Preferred Stock." The number of shares constituting Series B Preferred Stock shall be twenty million (20,000,000) shares. The Company may issue fractional shares of Series B Preferred Stock. Each whole share of Series B Preferred Stock shall have a stated value of one ($1.00) dollar.

(ii)

RANK. Series B Preferred Stock shall, with respect to rights on liquidation, winding up and dissolution, rank senior to the Company's Common Shares, and junior to the Company’s newly authorized Series A Preferred Stock described above.

(iii)

VOTING RIGHTS. Upon automatic conversion of shares of Series B Preferred Stock into Common Shares as provided herein, except as otherwise provided by law, holders of the Common Shares into which shares of Series B Preferred Stock shall have (then being holders of Common Shares) the right to vote for the election of directors of the Company and for all other purposes on parity with all other holders of Common Shares.

(iv)

CONVERSION TO COMMON SHARES. Share of Series B Preferred Stock issued by the Company shall be automatically converted by the Company to Common Shares upon the date that is one year from the date of issuance of such share, on the basis one Common Share issued for each shares of Series B Preferred Stock. The Company shall provide written notice to the holders of issued Series B Preferred Stock of such conversion. Upon surrender of issued shares of Series B Preferred Stock to the Company, replacement Common Shares shall be promptly issued. Whether or not such shares of Series B Preferred Stock are surrendered, they shall be deemed surrendered as of the effective conversion date stated foregoing, and the holders thereof shall have no further rights with respect to such shares of Series B Preferred Stock other than to surrender them for replacement Common Shares.

(v)

SURRENDER. The holders of shares of Series B Preferred Stock must surrender their certificates representing such shares, duly endorsed to the Company or in blank, at the principal office of the Company, in order to receive certificates for replacement Common Shares.

(vi)

STOCK RECLASSIFICATIONS. If the Common Shares issuable upon a conversion of shares of Series B Preferred Stock shall be changed into the same number of shares of any class or classes of stock by reclassification, then and in each such event, the holder of each share of Series B Preferred Stock shall have the right thereafter to convert such share into the kind of shares of stock and other securities and property receivable upon such reclassification or other change which such holder would have received had its shares of Series B Preferred Stock been converted immediately prior to such capital reclassification or other change.

(vii)

STOCK SPLITS, COMBINATIONS AND DIVIDENDS. If the Common Shares issuable upon a conversion of shares of Series B Preferred Stock shall be changed into a different number of shares of any class or classes of stock, whether by stock split, stock dividend, or similar event, then such event shall have no effect on the number of Common Shares issuable upon such conversion as provided, and in such event, the holder of each share of Series B Preferred Stock shall have the right thereafter to convert such shares into the amount of shares of stock and other securities and property receivable upon such capital change which such holder would have received had no such change occurred.

(viii)

LIQUIDATION PREFERENCE.

(A)

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, and before any distribution or payment shall be made to the holders of Common Shares, but after distribution or payment is made to holders of Series A Preferred Stock, the holders of Series B Preferred Stock shall be entitled to be paid out of the assets of the Company available for distribution to its shareholders an amount in cash equal to the stated value thereof for each share of Series B Preferred Stock.

(B)

If the assets of the Company available for distribution to its shareholders are insufficient to pay the holders of shares of Series B Preferred Stock the full amount of the liquidation preference to which they are entitled as provided in subsection (A) above, then the holders of such shares shall share ratably in any distribution of assets according to the amounts which would be payable with respect to the shares of Series B Preferred Stock held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full.

(C)

After the payment of such liquidation preference is made in full to the holders of the Series B Preferred Stock or the funds necessary for such payment have been set aside by the Company in a trust account for the holders of Series B Preferred Stock so as to be available for such payments, the holders of the Series B Preferred Stock shall be entitled to no further participation in the distribution of the assets of the Company, and the remaining assets of the Company legally available for distribution to its shareholders shall be distributed among the holders of the other classes or series of securities of the Company in accordance with their respective terms.

(ix)

DIVIDENDS. Holders of shares of Series B Preferred Stock are not entitled to receive any dividends in cash.

(x)

TRANSFERABILITY. Except as otherwise provided by law, shares of Series A Preferred Stock shall not be transferable without the written consent of the Company.

c.

NEW NON-VOTING COMMON STOCK. New Non-Voting Common Stock shall be authorized by the filing of the Amended Articles of Incorporation as follows:

(i)

DESIGNATION. The shares of Non-Voting Common Stock shall have a par value of one tenth of one ($0.001) cent per share and shall be designated as "Non-Voting Common Stock." The number of shares constituting Non-Voting Common Stock shall be twenty million (20,000,000) shares. The Company shall issue whole shares of Non-Voting Common Stock.

(ii)

RANK. Non-Voting Common Stock shall, with respect to rights on liquidation, winding up and dissolution, rank junior to all other stock of the Company.

(iii)

VOTING RIGHTS. Non-Voting Common Stock shall have no voting rights.

(iv)

LIQUIDATION PREFERENCE. Holders of Non-Voting Common Stock shall have no preference in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

(v)

DIVIDENDS. Holders of shares Non-Voting Shares of Common Stock are entitled to receive dividends on a parity with holders of Common Shares.

(vi)

TRANSFERABILITY. Except as otherwise provided by law, shares of Non-Voting Common Stock shall not be transferable without the written consent of the Company.

6.

QUALIFICATIONS. The offer and exchange of shares of stock in the Company to the Firecreek Shareholders, and shares in Firecreek to the Company, pursuant to this Agreement shall be exempt with no permit required pursuant to the applicable provision of the California Corporate Securities Law of 1968, as amended. Neither the Company nor Firecreek is required to qualify its securities under the California Corporate Securities Law of 1968. All other authorizations, approvals or permits of any other governmental authority that are required in connection with the lawful issuance and sale of the Shares shall have been duly obtained and shall be effective on and as of the Closing Date.

7.

CLOSING MATTERS.

a.

CLOSING. The closing of this transaction may take place in multiple parts and by facsimile and/or email to and between the parties. Certain computations to be performed in regard to the issuance of Common Shares will not be completed until July 31, 2004. Consequently, actual issuance of Common Shares, shares of Series A Preferred Stock, and Series B Preferred Stock may not be accomplished until such time. It is anticipated that all such shares will be issued, effective as of the Closing Date, by August 15, 2004.

b.

CLOSING DATE: The consummation of the exchange of the shares of the Company and Firecreek as provided herein (the "Closing") shall be held at the Law Offices Of Warren J. Soloski, a Professional Corporation, 11300 West Olympic Blvd., Suite 800, Los Angeles, California 90064, at 10:00 a.m., commencing July 6, 2004 and continuing through the date that all conditions to the consummation of Closing as provided herein shall have occurred, all shares of stock to be issued pursuant hereto have been issued, and all filings required hereby and have been made; provided that if all conditions to Closing stated herein have not been satisfied by August 31, 2004, either party may terminate this Agreement without further obligation, but if neither party so terminates this Agreement shall continue until so terminated or all conditions herein to Closing have been satisfied. The parties have selected July 1, 2004 as the effective Closing Date regardless of when final computations have been made, required shares of stock have been issued, and necessary filings have been made.

c.

CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligation of the Company to close the transactions contemplated hereby are subject to the satisfaction of the following conditions:

(i)

The Company shall have the right to conduct such inspections and investigations of the business and operations of Firecreek and its initial wholly owned subsidiary Firecreek Petroleum Romania Srl, and its present or planned divisions, as the Company deems necessary. In the event that the Company, in its sole discretion, determines that the exchange transaction contemplated herein is not in its best interests, the Company shall have the right to terminate this Agreement without further obligation.

(ii)

All existing secured and unsecured debt and obligations, including all past due expenses, fees and invoices associated with the Firecreek's operations shall have been converted to preferred stock of Firecreek.

(iii)

The Formal Funding Commitment shall have received by the Company in form and substance acceptable in the manner stated herein.

(iv)

Receipt by the Company of the signed MOU between the NOC and Firecreek.

(v)

Receipt by the Company of evidence of establishment of the effective date for takeover of the Romanian oilfields under the Operating Agreement.

d.

CONDITIONS TO OBLIGATIONS OF FIRECREEK. The obligation of Firecreek to close the transactions contemplated hereby are subject to the satisfaction of the following conditions:

(i)

Firecreek shall have the right to conduct such inspections and investigations of the business and operations of the Company and its subsidiaries and its present or planned divisions, as Firecreek deems necessary. In the event that Firecreek, in its sole discretion, determines that the exchange transaction contemplated herein is not in its best interests, Firecreek shall have the right to terminate this Agreement without further obligation.

(ii)

The Formal Funding Commitment shall have received by Firecreek in form and substance acceptable in the manner stated herein.

(iii)

Receipt by Firecreek of the signed MOU between the NOC and Firecreek.

(iv)

Receipt by Firecreek of evidence of establishment of the effective date for takeover of the Romanian oilfields under the Operating Agreement.

8.

CLOSING DELIVERIES AND MATTERS.

a.

BY THE COMPANY:

(i)

At Closing, the Company shall deliver consents executed by shareholders of the Company reflecting at least the requisite majority necessary to conduct the actions contemplated herein;

(ii)

At Closing, the Company shall deliver Board of Directors minutes authorizing the issuance of a certificate or certificates approving this Agreement, the filing of the appropriate Certificate of Amendment to the Articles of Incorporation of the Company to amend the Articles of Incorporation of the Company to conform to the stock structure and Board of Directors structure required by this Agreement, the applicable Certificate of Exchange/Merger to evidence the merger accomplished pursuant to the terms of this Agreement, the issuance of Common Shares, shares of Series A Preferred Stock, Series B Preferred Stock, and Non-Voting Common Stock, in accordance with the provisions of this Agreement, the Voting Trust Agreement to be established pursuant to this Agreement, and all regulatory filings in connection with same, and authorizing the officers of the Company to perform the same;

(iii)

At Closing, the Company shall deliver a Board of Directors resolution appointing Directors of the Company in accordance with this Agreement and the Voting Trust Agreement;

(iv)

The Company shall prepare, execute, deliver and file all necessary SEC filings to be made by the Company;

(v)

The Company shall deliver, at or subsequent to Closing, as applicable, all other matters covered by this Agreement requiring the actions of officers or other persons necessary to accomplish the purposes of this Agreement.

b.

BY FIRECREEK SHAREHOLDERS AND FIRECREEK:

(i)

At Closing, Firecreek shall deliver a Board of Directors resolution approving delivery of one hundred percent (100%) of all of the issued and outstanding stock, common and preferred, of Firecreek, and accompanied by either all certificates evidencing same or the affirmation and consent of the Firecreek Shareholders that all rights in any of such stock held by them are surrendered to the Company in exchange for the Common Shares, shares of Series A Preferred Stock and/or Series B Preferred Stock to be issued to them pursuant to this Agreement.

(ii)

At Closing, Firecreek shall deliver a Board of Directors resolutions authorizing and directing that, subsequent to Closing, there shall be filed in the states of Delaware and Texas such certificates and documents as shall be required to effect and evidence the merger contemplated by this Agreement, and authorizing the appropriate officers of Firecreek to accomplish the same.

(iii)

At Closing, the Company shall deliver consents of all of the Firecreek Shareholders, approving this Agreement and the consummation of the merger transaction to be accomplished hereby.

(iv)

At Closing, Firecreek shall deliver a current shareholder list of Firecreek and evidence that Firecreek Petroleum Romania Srl is 100% owned by Firecreek.

c.

ADDITIONAL DOCUMENTS. Each party shall deliver to the other party all reasonable requested copies of corporate records, meeting minutes, articles of incorporation, bylaws, resolutions, contracts, pro forma etc., to fulfill all requirements necessary to accomplish the purposes of this Agreement pertaining to such party and its subsidiaries. Additionally all required additional financial statements, audited and un-audited, will be delivered as required by SEC regulations.

9.

MATTERS TO BE ACCOMPLISHED IN CONNECTION WITH THE MERGER.

a.

AMENDMENT OF ARTICLES OF INCORPORATION OF THE COMPANY.

(i)

The Articles of Incorporation of the Company will be amended to provide for a name change in which the Company will continue under the name EGPI Firecreek, Inc. (“EGPI Firecreek”) and adopt a new cusip number for the purposes of changing the present EGPI trading symbol to become FIRE.

(ii)

The Articles of Incorporation of the Company will be amended to provide to authorize Series A Preferred Stock and Series B Preferred Stock as provided in Sections 5.a and 5.b herein.

(iii)

The Articles of Incorporation of the Company will be amended to provide for Non-Voting Common Stock as described in Section 5.c hereof. Shares of Non-Voting Common Stock will be issued subsequent to the merger only with the unanimous consent of the Board of Directors of the Company. The intent of Non-Voting Common Stock is to reward management and key supervisory personnel with additional equity without diluting voting rights.

b.

AMENDMENT OF BYLAWS OF THE COMPANY

(i)

Article IX and Article XI of the Bylaws of the Company will be amended to read as follows.

Article IX DIRECTORS, shall be amended to read as follows:

9.1 Directors

The Board of Directors of the Corporation shall consist of one or more members as fixed by the stockholders. Directors shall be elected by vote of the Stockholders or by the Board of Directors as provided for in the bylaws. The initial Board shall consist of eight members. The Board of Directors is by this bylaw, authorized to by 2/3rds vote, increase the number of members on the Board of Directors over the then fixed number by one (1) for the duration of the then current term without further vote of the stockholders to further fix the number of Directors.

The number of Directors may be increased or decreased from time to time by amendment to, or in the manner provided in the Articles of Incorporation or the Bylaws, but no decrease shall have the effect of shortening the term of an incumbent Director. And

Article XI, Board of Director Meetings, Shall be amended to read as follows:

11.1 Voting

Except as otherwise specified in the Bylaws, the act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

At all  meetings of the Board of Directors all questions,  except as otherwise specified in the Bylaws, shall be decided by a majority of votes, but, in the case of an  equality  of  votes,  the  Chairman  shall  have a second or deciding vote.

c.

DIRECTORS, OFFICER AND ADVISORY BOARD AFTER MERGER. The post-merger Board of Directors, Officers, and Board of Advisors of the Company, shall be as follows and, except for the Advisory Board, shall be under a voting trust agreement (“Voting Trust Agreement”) to be entered into prior to the consummation of the merger, reflecting the following:

(i)

Board of Directors:*

Dennis Alexander

Chairman of the Board

(EPI Side)

Gregg Fryett

Director

(EPI Side)

Peter Fryett,

Director

(EPI Side)

Charles Alliban

Director

(EPI Side)

John R. Taylor**

Director

(Firecreek Side)

George B. Faulder**

Director

(Firecreek Side)

William E. Merritt**

Director

(Firecreek Side)

Dr. Mousa Hawamdah**

Director

(Firecreek Side)

*The Bylaws will be amended to provide for eight directors and to provide that the Chairman shall have the second or swing vote in the event of a tie vote. In addition, the Voting Trust Agreement will provide that for a ten year term, the above-named persons will continue as Directors of the Company after the merger. If any such named person cannot serve as a Director (for any reason other than death or mental incapacity), that person may designate a person to serve as Director in place of such person. In the event of the death or mental incapacity of any EPI Side Director, the remaining EPI Side Directors may name the replacement. In the event of the death or mental incapacity of any Firecreek Side Director, the remaining Firecreek Side Directors shall designate the replacement. In the event of the death or mental incapacity, the replacement Director shall be designated by the unanimous consent of the EPI Side and Firecreek Side Directors.

**Resumes will be supplied to the Company drafted in accordance with SEC guidelines.

(ii)

Board of Directors, Executive Management Committee:

Dennis Alexander

Chairman, Member

Gregg Fryett

Member

John R. Taylor

Member

(iii)

Officers: *

Dennis Alexander

Chairman

  (EPI Side)

Chief Financial Officer

Gregg Fryett

Chief Executive Officer

  (EPI Side)

John R. Taylor

President

  (Firecreek Side)

William E. Merritt

Executive Vice President

  (Firecreek Side)

General Counsel

Charles Alliban

Treasurer

  (EPI Side)

Melvena Alexander

Secretary

  (EPI Side)

Comptroller

George B. Faulder

Vice President

  (Firecreek Side)

Peter Fryett,

Vice President

  (EPI Side)

Assistant Secretary

Dr. Mousa Hawamdah

Vice President-Libyan Operations(Firecreek Side)

Libyan Branch Office Manager

*The Voting Trust Agreement will provide that the above-named persons will continue in such officer capacities. If any such named person cannot serve in the named officer capacity (for any reason other than death or mental incapacity), and such person is an EPI Side officer, the EPI Side Directors may designate a person to serve as such officer. If any such named person cannot serve in the named officer capacity (for any reason other than death or mental incapacity), and such person is a Firecreek Side officer, the Firecreek Side Directors may designate a person to serve as such officer. In the event of the death or mental incapacity of any EPI Side officer, the EPI Side Directors may name the replacement officer. In the event of the death or mental incapacity of any Firecreek Side officer, the Firecreek Side Directors shall designate the replacement officer. In the event of the death or mental incapacity, the replacement officer positions held by him shall be designated by the unanimous consent of the EPI Side and Firecreek Side Directors.

(iv)

Advisory Board (initial members; Board of Directors may add or change members)*

J. Michael Hester

To be named

*Resumes for the incumbent Advisory Board Members shall be supplied to the Company drafted under SEC guidelines.

 d.

 FEES. Facilitation fees to be paid by the Company for accomplishing the merger shall be paid as follows:

Stuart Siller

$1,000,000

Gregg Fryett

$1,000,000

Denis Alexander

$1,000,000

John R. Taylor

$1,000,000

William E. Merritt

$1,000,000

George B. Faulder

$1,000,000

Fees paid one-half upon receipt of funds by the Company pursuant to the Formal Funding Commitment, and one-half paid in one year, or paid out, on terms to be established, as a share of the future oil production revenues, over a period of two years based on the then Majority consent of the combined Board of Directors of the Company, for such terms to be established, and properly disclosed.

e.

TAX MATTERS. The parties will cooperate fully with each other in connection with the preparation, signing and filing of tax returns and in any administrative, judicial or other proceeding involving taxes relating to the matters to be accomplished by this Agreement.

f.

POST CLOSING DOCUMENTS. The parties agree to cooperate after Closing and without further consideration to execute and deliver such other documents as shall be reasonably required to accomplish the purposes of this Agreement.

g.

MANAGEMENT/EMPLOYEE BENEFIT PLANS.  Upon receipt of funds for operations pursuant to the Formal Funding Agreement, the Company shall establish and maintain medical, dental, 100% matching 401(k) plans in accordance with best industry practice for management and employees of the Company. It is understood and agree that industry competitive medical insurance and other benefits provided for persons engaged in the international oil and gas industry will be established by Firecreek for its management and employees.

h.

KEY PERSON SALARIES. Employment and/or service provider agreements of the combined EGPI Firecreek, Inc. will be approved and executed post merger by the Majority consent of the Board of Directors, to provide the following compensation to key persons: salaries of $200,000 per annum paid by the Company to Dennis Alexander, Gregg Fryett, Charles Alliban, Peter Fryett, John R. Taylor, William E. Merritt and George B. Faulder, and $160,000 to Melvena Alexander; salaries of $200,000 per annum paid by Firecreek to Dennis Alexander, John R. Taylor, William E. Merritt, George B. Faulder, Dr. Mousa Hawamdah and Dr. James Howard. Other salaries will be paid as the Boards of EPI Firecreek and FPR/FPI determine. Compensation will be adjusted upward each year by the greater of 5% of the then current salaries or the percentage increase in net revenues of the Company; in any case, the Board of Directors may determine to pay a greater amount. In addition, officers will be reimbursed for all ordinary and necessary business expenses and will be provide with company cars.

i.

ANTI DILUTION PROVISIONS. By the combined post merger Board of Directors Majority vote, thereof, Anti-Dilution Provisions may be established and provided to the satisfaction of then Board of Directors and Officers of the Company for its shareholdings.

10.

REMEDIES. Any controversy or claim arising out of, or relating to, this Agreement, or the making, performance, or interpretation thereof, shall be construed and interpreted in accordance with the laws of the State of Nevada, without giving effect to conflicts of laws.

11.

MISCELLANEOUS.

a.

CAPTIONS AND HEADINGS. The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

b.

NO ORAL CHANGE. This Agreement and any provision hereof, may not be waived, changed, modified, or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

c.

NON WAIVER. Except as otherwise provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

d.

TIME OF ESSENCE. Time is of the essence of this Agreement and of each and every provision hereof.

e.

ENTIRE AGREEMENT. This Agreement contains the entire Agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings.

f.

COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

g.

NEVADA AND ALL STATES CORPORATE SECURITIES LAWS. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF NEVADA, NOR ANY OTHER STATES AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY APPLICABLE STATE STATUTE AND AMENDMENT RULES AND CORPORATIONS CODES. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

h.

DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any holder of any shares, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies either under this Agreement, or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

i.

SEVERABILITY. In the event that any provision of this Agreement shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

j.

NOTICES. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed, and by fax, as follows:

[INTENTIONALLY LEFT BLANK]

Company:

Energy Producers, Inc.

7944 E. Beck Lane

Suite 140

Scottsdale, Arizona 85260-1774

Firecreek:

Firecreek Petroleum, Inc.

6777 Camp Bowie Boulevard

Suite 332

Fort Worth, Texas 76116

k.

SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive the closing of the transactions contemplated hereby.

l.

SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective the 29th day of June 2004.

ENERGY PRODUCERS, INC.

FIRECREEK PETROLEUM, INC.

By:

/s/Dennis Alexander

By:

/s/John R. Taylor

Dennis Alexander, President

John R. Taylor, President

APPENDIX “A”

Existing Subscriptions, Options, Rights, Warrants, Convertible Securities, Etc. of Company

[Attach to this Page]

1.

Malibu Holding, Inc., Gottbetter Law Escrow Docs, Complete Convertible Debenture Docs/Financing Agreements

2.

Company’s Historical Option Agreements, and Standing, after effect of certain expiration dates

3.

Other as attached prior to closing for references based on prior discussion

APPENDIX “B”

Liabilities of Company

[Attach to this Page]

APPENDIX “C”

Claims, lawsuits, Contingencies, Disputes of Company

1.

Citicorp Vendor Finance: Copier machine dispute: Stipulated Judgment Monthly Payment $500.

2.

As part of the Company’s efforts in Fiscal Year ended 2003 to restructure and develop its Young County Texas producing oil property interests, the Company entered various agreements with Camden Holdings, Inc. to fund the Company three (3) million dollars, and as part of a restructure and expansion plan proposed by Camden and Summitt the Company disposed of 100% of its 87.5% working interests owned in oil and gas properties (segment operations) by sale to Camden’s affiliate Summitt Oil and Gas, Inc. (“Summitt”), of all debt associated with the property which had been arranged by Summitt with the various lien and debt holders for various pay off or payment arrangements of the debts owed. Summitt breached its obligations under various agreements with third parties and the Company. Camden breached its Agreement to provide funds to the Company. This breach had additional impact for the Company’s plans to acquire certain oil properties (Comanche Point Oil Field) located in Bakersfield, California, and delayed the Company’s pursuing acquisition plans with Montage Industries, Inc. Both were pursuant to a letter of intent and various extensions, and subject to prior sale. The interests sold included 10 wells of which 9 were producing, six leases, equipment, oil wells and salt water disposal wells (swd) set up for production of these interests in proved developed producing oil reserves, with revenues. On December 24, 2003 the Company disposed of 100% of the 87.5% working and respective net revenue interests owned in the oil and gas properties which were located in Olney Young County Texas.

3.

As a result of the hereinabove listed Camden and Summitt breach, the Company became and is involved in a collection matter in Federal Court in the Western District of the State of Texas, Midland-Odessa Division, Case # M0-04-CV-026. The case is titled Baseline Capital, Inc., a Texas Corporation vs. Energy Producers, Inc., A Nevada Corporation. The amount claimed is $150,000.00. The claim is correct and the Company has entered into settlement negotiations with the Plaintiff. The Company has been granted and extension to file an answer, and at present is attempting to continue negotiations to resolve and settle the dispute.

APPENDIX “D”

Reverse on Issuer’s Stock. It is agreed by the parties hereto as a condition of a prior agreement by and between the, Company and Firecreek Shareholders of both the Company and International Group Holdings, Inc. (“IGH”) herewith delivered at the Closing Date of their agreement additional majority shareholder consents, whereupon after the Closing Date if a reverse stock split upon the Issuer’s stock would be voted by the Majority Vote of then shareholders of the Company to be effected upon the Company's stock, and in excess of a 3 shares for 1 share reverse stock split, Company must by the delivered shareholder consents, provide for anti dilution adjustments as necessary for the benefit of shareholders listed hereto.

For IGHI, (now shareholders of Company) this would include:

All shares Owned or under the control of:

Gregg Fryett
Rachel Fryett
Peter Fryett
Marion Fryett
Mike Mogford
Charles Alliban

And for EGPI, (Company) this would include:

All Shares Owned or Under the Control Of:

Dennis R. Alexander
Mel Herzog
Larry W. Trapp
David J. Kronenberg
Royal Crest LLC
Thomas J. Richards Melvena Alexander

APPENDIX “E”

New Stock Option Agreements

Attached